UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 3, 2011, Great Plains Energy Incorporated filed a Current Report on Form 8-K (the “June 3 Form 8-K”) reporting, among other things, the suspension by the Missouri Public Service Commission (“MPSC”) of the effective date of revised tariff sheets filed by KCP&L Greater Missouri Operations Company (“GMO”).  The June 3 Form 8-K incorrectly referenced the original rate increase amounts authorized by the MPSC (as reported on the Current Report on Form 8-K filed on May 19, 2011), rather than the subsequently modified rate increase amounts (as reported on the Current Report on Form 8-K filed on June 1, 2011).

This Amendment No. 1 on Form 8-K/A amends and restates the June 3 Form 8-K solely to correct the reference to the previously reported modified rate increase amounts.

Item 8.01	Other Information

Missouri GMO Rate Case Order Modification
As previously disclosed in the Current Report on Form 8-K filed June 1, 2011, the Missouri Public Service Commission (the “MPSC”) issued an order of clarification and modification (the “Modified MPSC Order”), authorizing KCP&L Greater Missouri Operations Company (“GMO”), a subsidiary of Great Plains Energy Incorporated, to increase its annual Missouri retail electric revenues by approximately $35.7 million for its MPS division and $29.8 million for its L&P division, with approximately $7.7 million of the MPS division increase deferred and phased-in over a two-year period, plus carrying costs.  As authorized by the Modified MPSC Order, GMO filed revised tariff sheets to implement the revenue increases with an effective date of June 4, 2011.

By an order issued June 2, 2011, the MPSC suspended the effective date of the revised tariff sheets to June 18, 2011, and ordered that responses or objections to the revised tariff sheets, and pleadings regarding how carrying costs should be defined, be filed by June 8, 2011.

Parties to the case may file additional pleadings with the MPSC, and may file court appeals.  However, the rates authorized by the Modified MPSC Order will be effective unless and until modified by the MPSC or stayed by a court.

Forward-looking statements
Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs, including but not limited to possible further deterioration in economic conditions and the timing and extent of any economic recovery; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission.  Each forward-looking statement speaks only as of the date of the particular statement.  Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Corporate Secretary and Chief Compliance Officer

Date: June 6, 2011